EXHIBIT 23.4

                      [LETTERHEAD OF PENNIE & EDMONDS LLP]

                                           November 19, 2002

Mr. Joseph J. Day, Jr.
Senior Vice President
Planning and Business Development
Celgene Corporation
7 Powder Horn Drive
Warren, New Jersey 07059

Re:      S-4 Registration Statement
         --------------------------

Dear Mr. Day:

We consent to the following reference to our firm under the heading "Experts" in the proxy statement/prospectus:

         The statements in this proxy statement/prospectus that relate to U.S. patent rights licensed from The Rockefeller University and Children's Medical Center Corporation under the caption "Risk Factors--Celgene may not be able to protect its intellectual property" have been reviewed and approved by Pennie & Edmonds LLP as Celgene's special patent counsel for these matters, and are included herein in reliance upon their review and approval as experts in U.S. Patent Law.

                                           Very truly yours,

                                           PENNIE & EDMONDS LLP



                                           By:    /s/ Anthony M. Insogna
                                               ---------------------------------
                                                      Anthony M. Insogna